SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2001


                               iJOIN SYSTEMS, INC.

               (Exact Name of Registrant as Specified in Charter)


        Delaware                   0-26901                   65-0869393
        --------                   -------                   ----------
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)              File No.)             Identification No.)


   2505 Second Avenue, Suite 500, Seattle, Washington               98121
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)

                                   (206) 374-8600
              --------------------------------------------------
              Registrant's telephone number, including area code



--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of the Business Acquired.
            ---------------------------------------------

           Historical financial statements for iJoin, Systems Inc. consisting financial statements and notes relating to Right! Systems, Inc. and consolidated financial statements and notes relating to iJoin.com, Inc., are provided herein on pages F-3 through F-36 of this Report.

      (b)   Pro Forma Financial Information and Exhibits.
            --------------------------------------------

           Pro Forma financial information relating to iJoin Systems, Inc. and giving effect to the acquisition is provided herein on pages F-37 through F-40.

      (c)   Exhibits
            --------

            None

                          INDEX TO FINANCIAL STATEMENTS

INDEX TO HISTORICAL FINANCIAL STATEMENTS OF IJOIN SYSTEMS, INC.

                                                                                          PAGE
                                                                                      ------------

Right! Systems, Inc. Boise, Idaho Technology Resale Business
------------------------------------------------------------
        Financial Statements for year ended September 30, 2000
Report of Independent Certified Public Accountants                                        F-4
Balance Sheet as of September 30, 2000                                                    F-5
Statements of Operations and Changes in Parent Company Equity (Deficit) for the           F-6
years ended September 30, 2000 and 1999
Statements of Cash Flows for the years ended September 30, 2000 and 1999                  F-7
Notes to Financial Statements                                                             F-8

Right! Systems, Inc. Boise, Idaho Technology Resale Business
------------------------------------------------------------
        Financial Statements for three (3) months ended December 31, 2000
Balance Sheet (unaudited) as of December 31, 2000                                         F-13
Statements of Operations and Changes in Parent Company Equity (unaudited) for             F-14
the three (3) months ended December 31, 2000 and 1999
Statements of Cash Flows (unaudited) for the three (3) months ended December 31,          F-15
2000 and 1999
Notes to Interim Unaudited Financial Statements                                           F-16

IJoin, Inc. (a development stage company)
-----------------------------------------
        Financial Statements for period from Inception (January 6, 2000)
through December 31, 2000
Report of Independent Certified Public Accountants                                        F-17
Balance Sheet as of December 31, 2000                                                     F-18
Statement of Operations for the period from Inception (January 6, 2000)                   F-19
through December 31, 2000
Statement of Stockholders' Equity as at December 31, 2000                                 F-20
Statement of Cash Flows for the period from Inception (January 6, 2000) through           F-21
December 31, 2000
Notes to Financial Statements                                                             F-22

IJOIN, INC.
-----------
        Consolidated Financial Statements for three (3) months ended March 31,
2001
Consolidated Balance Sheet (unaudited) as of March 31, 2001                               F-31
Consolidated Statement of Operations (unaudited) for the three (3) months ended           F-32
March 31, 2001 and 2000
Consolidated Statement of Stockholders' Equity (unaudited) as at three (3)                F-33
months ended March 31, 2001
Consolidated Statement of Cash Flows (unaudited) for the three (3) months ended           F-34
March 31, 2001 and 2000
Notes to Interim Unaudited Consolidated Financial Statements                              F-35


                                      F-1


INDEX TO PRO FORMA FINANCIAL STATEMENTS OF IJOIN SYSTEMS, INC.

                                                                                          PAGE
                                                                                      ------------
IJoin Systems, Inc.
-------------------
        Pro Forma Consolidated Financial Statements

Pro Forma Consolidated Income Statement (unaudited) for Year Ended December 31,           F-37
2000

Pro Forma Consolidated Income Statement (unaudited) for Year three (3) months             F-38
ended March 31, 2001
Note to Pro Forma (unaudited) Consolidated Financial Statements                           F-39


                       Financial Statements and Report of
                    Independent Certified Public Accountants

                        Right! Systems, Inc. Boise, Idaho
                           Technology Resale Business

                               September 30, 2000


                                 C O N T E N T S


                                                                            Page


Report of Independent Certified Public Accountants                            3


FINANCIAL STATEMENTS

      BALANCE SHEET                                                           4

      STATEMENTS OF OPERATIONS AND CHANGES
      IN PARENT COMPANY EQUITY (DEFICIT)                                      5

      STATEMENTS OF CASH FLOWS                                                6

      NOTES TO FINANCIAL STATEMENTS                                           7

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors
Right! Systems, Inc. Boise, Idaho Technology Resale Business

We have audited the accompanying balance sheet of Right! Systems, Inc. Boise, Idaho Technology Resale Business (Company) as of September 30, 2000, and the related statements of operations and changes in parent company equity (deficit), and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Right! Systems, Inc. Boise, Idaho Technology Resale Business as of September 30, 2000, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the Unites States of America.


GRANT THORNTON LLP

Seattle, Washington
July 13, 2001

          Right! Systems, Inc. Boise, Idaho Technology Resale Business


                                  BALANCE SHEET


                               September 30, 2000



                                     ASSETS


Current assets
   Accounts receivable                                              $   977,254
   Inventories                                                          176,382
   Other current assets                                                  19,735
                                                                    -----------

      Total current assets                                            1,173,371

Property and equipment, net                                             216,331
Intangible asset, net                                                   165,508
                                                                    -----------

      Total assets                                                  $ 1,555,210
                                                                    ===========


            LIABILITIES AND PARENT COMPANY DEFICIT


Current liabilities
   Lines of credit                                                  $   842,132
   Accounts payable                                                     337,748
   Accrued liabilities                                                   77,434
   Deferred revenue                                                      20,424
   Shareholder loans                                                    285,357
                                                                    -----------

      Total current liabilities                                       1,563,095

Commitments                                                                  --
Parent company deficit                                                   (7,885)
                                                                    -----------

      Total liabilities and parent company deficit                  $ 1,555,210
                                                                    ===========




The accompanying notes are an integral part of this financial statement.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business


                     STATEMENTS OF OPERATIONS AND CHANGES IN
                         PARENT COMPANY EQUITY (DEFICIT)


                            Years ended September 30,


                                                       2000             1999
                                                  ------------    ------------

Net sales                                          $ 10,065,919    $  9,389,489

Cost of sales                                         8,855,749       8,204,810
                                                   ------------    ------------

  Gross profit                                        1,210,170       1,184,679

Operating expenses
  Selling and marketing                                 469,255         504,727
  General and administrative                          1,234,131       1,228,428
                                                   ------------    ------------

     Total operating expenses                         1,703,386       1,733,155
                                                   ------------    ------------

     Loss from operations                              (493,216)       (548,476)

Other expenses
  Interest                                              (60,684)        (40,002)
  Other                                                 (23,690)        (13,696)
                                                   ------------    ------------

     Net loss                                          (577,590)       (602,174)

Parent company equity, beginning balance                241,736         505,122

Advances to Boise TRB by parent company                 327,969         338,788
                                                   ------------    ------------

Parent company equity (deficit), ending balance    $     (7,885)   $    241,736
                                                   ============    ============




The accompanying notes are an integral part of these financial statements.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                            STATEMENTS OF CASH FLOWS

                           Years ended September 30,

                                                       2000             1999
                                                    -----------     -----------

Increase (decrease) in cash
Cash flows from operating activities
  Net loss                                          $  (577,590)    $  (602,174)
  Adjustments to reconcile net loss to
  net cash provided by (used in) operating
  activities:
    Depreciation and amortization                       127,577         190,428
    Loss on sale and disposal of equipment               16,683           2,678
    Changes in operating assets and
    liabilities:
      Accounts receivable                               637,595      (1,283,944)
      Inventories                                       143,434        (259,263)
      Other current assets                               25,559         (45,294)
      Accounts payable                                 (288,333)        480,936
      Accrued liabilities                                (9,980)         18,753
      Deferred revenue                                   (2,235)          7,632
                                                    -----------     -----------

    Net cash provided by (used in)
    operating activities                                 72,710      (1,490,248)

Cash flows from investing activities
  Purchases of property and equipment                   (36,945)        (79,158)
  Proceeds from sale of equipment                        31,534          22,882
                                                    -----------     -----------

Net cash used in investing activities                    (5,411)        (56,276)

Cash flows from financing activities
  Payments on shareholder loans                        (162,500)        (11,344)
  Proceeds from shareholder loans                       220,876         213,325
  Advances from Parent Company                          202,969         338,788
  Proceeds from lines of credit, net                   (328,644)      1,005,755
                                                    -----------     -----------

Net cash provided by (used in)
 financing activities                                   (67,299)      1,546,524
                                                    -----------     -----------

  Net change in cash                                         --              --

  Cash at beginning of period                                --              --
                                                    -----------     -----------

  Cash at end of period                             $        --     $        --
                                                    ===========     ===========

Supplemental cash flow information and
non-cash financing activities:
  Interest paid                                     $    65,590     $    28,175
  Forgiveness of shareholder loan increasing
  parent company equity                             $   125,000     $        --




The accompanying notes are an integral part of these financial statements.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


NOTE A - BACKGROUND AND BASIS OF PRESENTATION

  Effective February 6, 2001, iJoin.com, Inc. and iJoin RSI Acquisition LLC (herein collectively referred to as "iJoin") acquired certain assets and assumed certain liabilities of Right! Systems, Inc. Boise, Idaho Technology Resale Business (Boise TRB or Company). Boise TRB is a division of Right! Systems, Inc. and is not a separate legal entity. Boise TRB's primary business is the resale of computer hardware, installation, configuration, network consulting and computer training, primarily to customers located in Idaho. Following the acquisition, Right! Systems, Inc. retained the right to sell the same and similar products under its existing Olympia, Washington operations. Right! Systems, Inc. also retained the outstanding accounts receivable, payables, debt and a portion of the accrued liabilities of the Boise TRB assets and liabilities as presented in the financial statements as of September 30, 2000. iJoin purchased the inventory, other current assets, property and equipment and a portion of the accrued liabilities for $312,307 and 1,300,000 shares of iJoin's Series C convertible preferred stock.

  The balance sheet as of September 30, 2000, and statements of operations and changes in parent company equity (deficit) and cash flows of Boise TRB for the years ended September 30, 2000 and 1999 include the accounts related to Boise TRB within Right! Systems, Inc., on a carved-out basis, and exclude the customers to be retained by Right! Systems, Inc. Accordingly, the statements include sales and related expenses of Boise TRB. Excluded from the accompanying statements are the effects of sales and related expenses of Right! Systems, Inc.'s Olympia, Washington operations.

  Boise TRB does not maintain certain stand-alone corporate support functions. Therefore, corporate general and administrative expenses, and certain other expenses have been allocated to Boise TRB for the purpose of these financial statements as set forth in note F. Allocations are based on the assumptions that the Company's management believes are reasonable. It is impracticable to determine whether such costs are comparable to those that would have been incurred on a stand-alone basis.

  All cash transactions were funded directly by Right! Systems, Inc. Remittances from sales to customers were collected by Right! Systems, Inc. Accordingly, Boise TRB has no cash on a stand-alone basis. Trade accounts receivable represent the amounts due from specified customers of Boise TRB as of September 30, 2000. Accounts payable and the balance due on the lines of credit represents an estimate of the liability to suppliers and financial institutions for purchases that relate to Boise TRB customer receivables and inventory as of September 30, 2000. Shareholder loans as of September 30, 2000 represent advances made to Boise TRB to support operations.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

  A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

  1. Revenue Recognition
     -------------------

  Revenue is derived from the resale of computer hardware, installation and configuration of systems to end-users. Revenue from the sale of each system is recognized upon delivery of the product if remaining vendor obligations are insignificant and collection of the resulting receivable is probable, otherwise revenue from such systems is deferred until such time as vendor obligations are met and collection is reasonably assured.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES - Continued

  Revenue also includes service revenue, primarily for training and consulting. Advance payments made for service revenue is deferred and recognized as services are performed.

  2. Accounts Receivable
     -------------------

  Boise TRB considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. Should amounts become uncollectible, they will be charged to operations when that determination is made.

  3. Inventories
     -----------

  Inventories are valued at the lower of cost or market utilizing the first-in, first-out (FIFO) cost basis. Inventories consist primarily of computer hardware and parts.

  4. Property and Equipment
     ----------------------

  Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is charged to operations over the estimated useful service period of the assets ranging from three to seven years using the double declining balance method. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

  5. Intangible Asset
     ----------------

  Goodwill is the excess of cost over the fair value of net assets acquired. Accumulated amortization is computed on the straight-line method over fifteen years and totaled $26,694 at September 30, 2000. Impairment is recognized in operating results if expected future operating undiscounted cash flows of the acquired assets is less than the carrying value of the goodwill.

  6. Pro Forma Income Taxes (unaudited)
     ----------------------------------

  Federal and state income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse. Boise TRB is not a separate legal or taxable entity; accordingly its results are included in Right! Systems, Inc.'s corporate income tax returns. If Boise TRB were a separate taxable entity, it would have recorded a deferred tax asset of approximately $500,000 at September 30, 2000, which is based primarily on its net operating losses during the two years then ended. However, a full valuation allowance eliminating this amount would also have to been recorded, because of the uncertainty surrounding the future realization of the asset.

  7. Advertising
     -----------

  Advertising costs are expensed as incurred and totaled approximately $22,000 and $16,000 for the years ended September 30, 2000 and 1999, respectively.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES - Continued

  8. Use of Estimates
     ----------------

  In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses, including allocations necessary to present the Boise operations on a carve-out basis, during the reporting period. Actual results could differ from those estimates.

  9. Concentrations of Credit Risk
     -----------------------------

  Boise TRB's customers are located primarily in Idaho and two customers accounted for approximately 21% and 13% of Boise TRB's revenues for the year ended September 30, 2000. For the year ended September 30, 1999, two customers accounted for approximately 14% each of Boise TRB's revenues. Additionally, the Company does not require its receivables to be collateralized, as such the Company's receivables are unsecured.

  As of September 30, 2000 and 1999, 98% and 89%, respectively, of the Company's purchases were made directly through the flooring line of credit described in note D.


NOTE C - PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at September 30, 2000:

       Office furniture and equipment    $  466,418
       Vehicle                                7,054
       Software                               6,325
       Leasehold improvements                 1,881
                                         ----------
                                            481,678
       Less accumulated depreciation        265,347
                                         ----------
                                         $  216,331
                                         ==========


NOTE D - LINES OF CREDIT

  Right! Systems, Inc. has a flooring line of credit with Transamerica Commercial Finance Company, which provides borrowing up to $6,000,000, guaranteed by a stockholder. The line bears interest on balances outstanding over 40 days at prime rate (9.5% at September 30, 2000) plus 2% and is collateralized by accounts receivable and general intangibles of Right! Systems, Inc. The agreement requires Right! Systems, Inc. to maintain minimum levels of tangible net worth and minimum debt coverage. As of September 30, 2000 Right! Systems, Inc. was in compliance with these financial covenants. As of September 30, 2000, the outstanding balance allocated to Boise TRB totaled $452,132.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


NOTE D - LINES OF CREDIT - Continued

  Right! Systems, Inc. also has a line of credit agreement with a bank, which provides borrowing up to $700,000. The line bears interest at prime rate plus .75% and matures February 15, 2001. The line is collateralized by inventory, accounts receivable, equipment and general intangibles of Right! Systems, Inc. As of September 30, 2000, the outstanding balance allocated to Boise TRB totaled $390,000.


NOTE E - SHAREHOLDER LOANS

  Right! Systems, Inc. at times borrows funds from its stockholders to support operations. The loans are unsecured and provide for yearly payments of interest at a rate of 12% per annum. At September 30, 2000, shareholder loans allocated to Boise TRB totaled $285,357.


NOTE F - DIRECT AND ALLOCATED EXPENSES

  The accompanying statements of operations are allocated based on the physical location of personnel and related costs. The statement of operations includes an allocation of various shared costs based upon the aggregate of direct expenses compared to the total of such costs and expense for Right! Systems, Inc. as a whole. Interest expense was allocated based on Boise TRB debt as a percentage of total Right! Systems, Inc. debt.


NOTE G - COMMITMENTS

  1. Operating Lease Obligations
     ---------------------------

  Boise TRB conducts a portion of its operations utilizing a leased facility classified as an operating lease, which expires in August 2002. The following is a schedule of approximate future minimum lease payments under such operating lease.

                            Year ending September 30,
                           --------------------------

                                      2001             $ 159,000
                                      2002               136,000
                                                       ---------
                                                       $ 295,000
                                                       =========

  Rent expense for the leased facility totaled approximately $167,000 for each of the years ended September 30, 2000 and 1999.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


NOTE H - PROFIT SHARING PLAN

  Right! Systems, Inc. has a qualified profit sharing plan (401(k)), which covers substantially all full-time employees meeting certain eligibility requirements. The annual contribution is determined by the Board of Directors and is limited to amounts allowed under the provisions of the Internal Revenue Code. Right! Systems, Inc. made no contributions to the plan for the years ended September 30, 2000 and 1999.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                                  BALANCE SHEET

                                December 31, 2000
                                   (unaudited)



                                     ASSETS

Current assets

  Accounts receivable                                                 $1,020,844
  Inventories                                                            174,022
  Other current assets                                                    10,665
                                                                      ----------

     Total current assets                                              1,205,531

Property and equipment, net                                              188,180

Intangible assets, net                                                   162,304
                                                                     -----------
     Total assets                                                    $ 1,556,015
                                                                     ===========


                     LIABILITIES AND PARENT COMPANY EQUITY

Current liabilities
  Lines of credit                                                     $  876,479
  Accounts payable                                                       194,191
  Accrued liabilities                                                     67,274
  Deferred revenue                                                        18,919
  Shareholder loans                                                      285,357
                                                                     -----------

     Total current liabilities                                         1,442,220

Commitments                                                                   --

Parent company equity                                                    113,795
                                                                     -----------

     Total liabilities and parent company equity                     $ 1,556,015
                                                                     ===========



The accompanying notes are an integral part of this financial statement.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

          STATEMENTS OF OPERATIONS AND CHANGES IN PARENT COMPANY EQUITY

                      Three month period ended December 31,
                                   (unaudited)


                                                          2000         1999
                                                     -----------    -----------

Net sales                                            $ 1,847,762    $ 2,397,302
Cost of sales                                          1,601,409      2,090,771
                                                     -----------    -----------

  Gross profit                                           246,353        306,531

Operating expenses
  Selling and marketing                                   97,227        118,899
  General and administrative                             277,724        299,039
                                                     -----------    -----------

     Total operating expenses                            374,951        417,938

     Loss from operations                               (128,598)      (111,407)

Other expenses
  Interest                                               (20,710)       (15,585)
  Other                                                   (2,353)        (5,595)
                                                     -----------    -----------

     Net loss                                        $  (151,661)   $  (132,587)

Parent company equity (deficit), beginning balance        (7,885)       241,736

Advances to Boise TRB by parent company                  273,341        289,675
                                                     -----------    -----------

Parent company equity, ending balance                $   113,795    $   398,824
                                                     ===========    ===========






The accompanying notes are an integral part of these financial statements.

          RIGHT! SYSTEMS, INC. BOISE, IDAHO TECHNOLOGY RESALE BUSINESS

                            STATEMENTS OF CASH FLOWS

                      Three month period ended December 31,
                                   (unaudited)


                                                           2000          1999


Increase (decrease) in cash
Cash flows from operating activities
  Net loss                                               $(151,661)   $(132,587)
  Adjustments to reconcile net loss to
   net cash provided by (used in)
  operating activities:
    Depreciation and amortization                           31,895       47,608
    Changes in operating assets and liabilities:
       Accounts receivable                                 (43,590)     585,423
       Inventories                                           2,360       24,239
       Other current assets                                  9,070       28,028
       Accounts payable                                   (143,557)    (507,775)
       Accrued liabilities                                 (10,160)     (11,995)
       Deferred revenue                                     (1,505)      18,988
                                                         ---------    ---------

    Net cash provided by (used in) operating activities   (307,148)      51,929

Cash flows from investing activities
  Purchases of property and equipment                         (540)     (16,263)

       Net cash used in investing activities                  (540)     (16,263)
                                                         ---------    ---------

Cash flows from financing activities
    Advances from Parent Company                           273,341      289,675
    Proceeds from lines of credit, net                      34,347     (517,796)
    Proceeds from shareholder loans                             --      200,000
    Payments on shareholder loans                               --       (7,545)
                                                         ---------    ---------
       Net cash provided by (used in)
       financing activities                                307,688      (35,666)
                                                         ---------    ---------

Net change in cash                                              --           --

Cash at beginning of period                                     --           --
                                                         ---------    ---------

Cash at end of period                                    $      --    $      --
                                                         =========    =========



The accompanying notes are an integral part of these financial statements.

          Right! Systems, Inc. Boise, Idaho Technology Resale Business

                 NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

                                December 31, 2000


The unaudited interim financial statements of Right! Systems, Inc. Boise, Idaho Technology Resale Business (Boise TRB) as of December 31, 2000, and for each of the three month periods ended December 31, 2000 and 1999, are prepared on a basis consistent with the audited financial statements of Boise TRB as of September 30, 2000 and for each of the two years then ended. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year ending September 31, 2001. The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited financial statements of Boise TRB, included herein, as of September 30, 2000.

                 Report of Independent Certified Public Accountants
                 --------------------------------------------------





Board of Directors
iJoin Systems, Inc.

We have audited the accompanying balance sheet of iJoin Systems, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (January 6, 2000) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iJoin Systems, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from inception (January 6, 2000) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $2,677,103 during the period ended December 31, 2000. This factor, among others, as discussed in note D to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GRANT THORNTON LLP

Seattle, Washington
July 13, 2001


                              iJoin Systems, Inc.
                          (a development stage company)


                                  BALANCE SHEET


                                December 31, 2000


                                     ASSETS


Current assets
    Cash                                                                  $   585,257
    Receivables                                                               321,521
    Prepaid expenses                                                          345,905
                                                                          -----------

      Total current assets                                                  1,252,683

Property and equipment, net                                                   478,977

Other assets                                                                   42,201
                                                                          -----------

      Total assets                                                        $ 1,773,861
                                                                          ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                                                      $   311,163
    Related party payable                                                      11,254
    Accrued liabilities                                                       189,580
                                                                          -----------
      Total current liabilities                                               511,997

Convertible note payable                                                    1,000,000

Commitments                                                                        --

Stockholders' equity
    Preferred stock, $0.0001 par value  authorized, 10,000,000 shares,
    liquidation preference $750,000                                                30
    Common stock, $0.0001 par value-authorized, 40,000,000 shares                 538
    Additional paid-in capital                                              3,222,799
    Subscription receivable                                                  (284,400)
    Deficit accumulated during the development stage                       (2,677,103)
                                                                          -----------
      Total stockholders' equity                                              261,864
                                                                          -----------

      Total liabilities and stockholders' equity                          $ 1,773,861
                                                                          ===========





The accompany notes are an integral part of this financial statement.

                               iJoin Systems, Inc.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

              Inception (January 6, 2000) through December 31, 2000


Revenue                                                            $         -

Operating expenses
    Selling and marketing expense                                      123,179
    Research and development                                            82,105
    General and administrative                                       2,367,760
                                                                    -----------

      Total operating expenses                                       2,573,044
                                                                    -----------

      Loss from operations                                           (2,573,044)

Other income (expense)
    Interest                                                           (134,852)
    Other                                                                30,793
                                                                    -----------

      Net loss                                                      $(2,677,103)
                                                                    ===========+

      Net loss per share-basic and dilutive                         $     (0.52)
                                                                    ===========













The accompanying notes are an integral part of this financial statement.


                                                        iJoin Systems, Inc.


                                                   (a development stage company)

                                                  STATEMENT OF STOCKHOLDERS' EQUITY

                                       Inception (January 6, 2000) through December 31, 2000




                                                Series A preferred stock   Series B preferred stock    Series C preferred stock
                                                ------------------------   ------------------------    ------------------------
                                                 Shares        Amount        Shares         Amount       Shares        Amount
                                                ---------    -----------   -----------   -----------   -----------    ----------

Balance at January 6, 2000 (inception)          $    --         $  --       $   --          $  --       $    --       $     --

Sale of common stock at $0.01 per share
in January 2000                                      --            --           --             --            --            --

Sale of Series A preferred stock at $0.01
per share in January 2000                      4,000,000         4,000          --             --            --            --

Sale of Series B preferred stock at $0.50
per share in February 2000                           --            --       1,500,000          30            --            --

Sale of Series C preferred stock at $1.00
per share, net of issuance costs of
$80,000 in March and June 2000                       --            --           --             --       2,274,000         2,274

Issuance of stock for settlement fee                 --            --           --             --            --            --

Issuance of common and preferred stock
at par value $0.0001 in conjunction
with recapitalization                         (4,000,000)       (4,000)    (1,200,000)          --      (2,274,000)       (2,274)

Issuance of common stock warrants with
convertible debt in June 2000                        --            --           --             --            --            --

Issuance of stock options to non-employees
for services during 2000                             --            --           --             --            --            --

Net loss for the year                                --            --           --             --            --            --
                                                  ---------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2000                         --     $      --         300,000    $        30         --     $      --
                                                  =========   ===========   ===========   ===========    ===========    ===========



                                                                                                           Deficit
                                                                                                         accumulated
                                                                             Additional                  during the
                                                      Common stock            paid-in     Subscription   development
                                                   Shares         Amount      capital     receivable        stage          Total
                                                  ---------   -----------   -----------   -----------    -----------    -----------

Balance at January 6, 2000 (inception)             $    --         $  --       $   --          $  --       $    --       $     --

Sale of common stock at $0.01 per share
in January 2000                                       100             1            --            --             --                1

Sale of Series A preferred stock at $0.01
per share in January 2000                              --            --          36,000       (40,000)          --             --

Sale of Series B preferred stock at $0.50
per share in February 2000                             --            --         749,970          --             --          750,000

Sale of Series C preferred stock at $1.00
per share, net of issuance costs of
$80,000 in March and June 2000                         --            --       2,191,726      (244,400)          --        1,949,600

Issuance of stock for settlement fee                150,000         150          89,850          --             --           90,000

Issuance of common and preferred stock
at par value $0.0001 in conjunction
with recapitalization                             5,234,720         387           5,887          --             --             --

Issuance of common stock warrants with
convertible debt in June 2000                          --            --          77,908          --             --           77,908

Issuance of stock options to non-employees
for services during 2000                               --            --          71,458          --             --           71,458

Net loss for the year                                  --            --            --            --       (2,677,103)    (2,677,103)
                                                  ---------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 2000                      5,384,820   $       538   $ 3,222,799   $  (284,400)   $(2,677,103)   $   261,864
                                                  =========   ===========   ===========   ===========    ===========    ===========





The accompanying notes are an integral part of this financial statement.



                              iJoin Systems, Inc.
                         (a development stage company)

                             STATEMENT OF CASH FLOWS

              Inception (January 6, 2000) through December 31, 2000



Increase (decrease) in cash
Cash flows from operating activities
    Net loss                                                                        $ (2,677,103)
    Adjustments to reconcile net loss to net cash used by operating activities:
      Depreciation and amortization                                                       20,250
      Amortization of discount on warrants issued with convertible debt                   77,908
      Nonemployee stock options issued for services                                       71,458
      Common stock issued for settlement fee                                              90,000
      Changes in operating assets and liabilities
        Receivables                                                                     (321,521)
        Prepaid expenses                                                                (345,905)
        Other assets                                                                     (42,201)
        Accounts payable and related party payable                                       322,417
        Accrued liabilities                                                              189,580
                                                                                    ------------

              Net cash used by operating activities                                   (2,615,117)

Cash flows from investing activities
    Purchase of property and equipment                                                  (499,227)
                                                                                    ------------

              Net cash used in investing activities                                     (499,227)

Cash flows from financing activities
    Proceeds from issuance of preferred stock                                          2,699,600
    Proceeds from convertible notes payable                                            1,000,000
    Proceeds from issuance of common stock                                                     1
                                                                                    ------------

              Net cash provided by financing activities                                3,699,601
                                                                                    ------------

Net increase in cash                                                                     585,257

Cash at beginning of year                                                                      -
                                                                                    ------------

Cash at end of year                                                                    $ 585,257
                                                                                    ============
Supplemental non-cash investing and financing activities:
    Preferred stock issued for subscription receivable                                 $ 284,400
    Warrants issued in connection with convertible debt                                $ 77,908








The accompanying notes are an integral part of this financial statement.

                               iJoin Systems, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE A - NATURE OF BUSINESS

  iJoin Systems, Inc. (Company or iJoin), a development stage company, was incorporated on January 6, 2000, as iJoin.com, Inc. for the purpose of developing an "intelligent business Web" to streamline information technology
  (IT) processes and automatically integrate disparate vendors into a single source. A single source provider enables IT professionals to procure, deploy, and maintain custom solutions and lower their total cost of technology ownership. As of December 31, 2000, the intelligent business Web development has not yet been completed and planned principal operations have not commenced. Accordingly, the Company is considered to be a development stage company. In April 2001, the Company became iJoin, Inc. and in May 2001, in conjunction with the reverse acquisition described in note B, the Company became a wholly-owned subsidiary of iJoin Systems, Inc.


NOTE B - BASIS OF PRESENTATION

  Effective May 7, 2001, iJoin entered into an Agreement and Plan of Merger (Acquisition) with Tech Creations, Inc. (Tech), a non-operating public company, and a wholly-owned subsidiary of Tech formed for purposes of the Acquisition. As a result of the Acquisition, all of iJoin's issued and outstanding shares of common and preferred stock, with the exception of Series B preferred stock, were exchanged for Tech's common stock at a 5 to 1 ratio and Tech's name was changed to iJoin Systems, Inc. In conjunction with the Acquisition, the then shareholders of iJoin, Inc. appointed all three members of the Company's and the Company's Board of Directors. The new Board of Directors and former management of iJoin also assumed control of the operations and management of the Company. The Acquisition resulted in the owners and management of iJoin having effective operating control of the combined entity.

  Under accounting principles generally accepted in the United States of America, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by iJoin for the net monetary assets of Tech accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Tech, are those of the "legal acquiree" (iJoin), (i.e. the accounting acquirer).

  Accordingly, the financial statements of Tech as of and for the year ended December 31, 2000, are the historical financial statements of iJoin and have been adjusted for the share exchange contained in the Agreement and Plan of Merger as follows:

     1. Every five shares of iJoin common and preferred stock, excluding 1,500,000 shares of Series B preferred stock, issued and outstanding was automatically converted into the right to receive one share of Tech common stock. The 1,500,000 shares of Series B preferred stock were exchanged for 300,000 shares of preferred stock of Tech. The common stock and preferred stock exchanged, in addition to the existing Tech shares outstanding, collectively resulted in the recapitalization of the Company.

     2. Loss per share calculations include the Company's change in capital structure for all periods presented.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A summary of the significant accounting policies consistently applied in the preparation of the financial statements is as follows.

  1. Research and Development
     ------------------------

  Research and development costs are expensed as incurred.

  2. Receivables
     -----------

  During 2000, the Company entered into an agreement to purchase the assets of another company for approximately $338,000. The agreement was subsequently terminated in 2000, which resulted in the Company recording a loss of $150,000 for a portion of the non-refundable purchase price. In addition, the Company issued equity exchangeable into 150,000 common shares with a fair value of $90,000 as a settlement fee. As of December 31, 2000, the Company's refundable purchase price totaling approximately $188,000 is included in receivables in the accompanying financial statements. This balance was collected in 2001. Also included in receivables is $127,000 due from an attorney, of which approximately $72,000 was colleted in 2001 and the remaining amount was used to offset subsequent legal costs.

  3. Property and Equipment
     ----------------------

  Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are depreciated over the lesser of the useful lives of the improvements or the term of the lease.

  The Company accounts for software development costs in accordance with Statement of Position (SOP) 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires all costs related to the development of internal use software, other than those incurred during the application development stage, to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. The Company capitalized $254,478 of internally developed software costs incurred during 2000. Capitalized software costs are amortized on a straight-line basis over a useful life of three years. There was no amortization related to capitalized software for the period ended December 31, 2000, because the assets were put into service in 2001.

  4. Valuation of Long-Lived Assets
     ------------------------------

  The Company periodically evaluates the carrying amount of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying amount of a long-lived asset is considered impaired when the undiscounted net cash flow from such asset is estimated to be less than its carrying amount. Management does not believe that there were any long-lived assets that were subject to impairment at December 31, 2000.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

  5. Prepaid Expenses
     ----------------

  Prepaid expenses include a $350,000 deposit paid to a consultant for services to be performed during a period of two years. As of December 31, 2000, $30,000 of the deposit has been amortized. In conjunction with the Acquisition of Tech on May 7, 2001, as described in note B, the Company determined that the services were complete and will recognize the unamortized amount of $260,000 as an expense at that date.

  6. Credit Risk
     -----------

  The Company maintains cash balances with financial institutions that exceed federally insured limits, which potentially subject the Company to concentration of credit risk. The Company has not experienced any losses related to these balances and believes that there is minimal credit risk.

  7. Fair Value of Financial Instruments
     -----------------------------------

  At December 31, 2000, the carrying amount of cash, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these assets and liabilities. The carrying amounts of current obligations approximate the fair market value due to either the short-term maturity of the obligation or the variable nature of the interest rate, which is indexed to market interest rates. The carrying amount of long-term obligations approximate the fair market value based upon rates available for similar loans.

  8. Loss Per Share
     --------------

  Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 5,171,972 for the period from inception (January 6, 2000) through December 31, 2000. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. At December 31, 2000, there were 721,440 shares of potentially issueable common stock.

  9. New Authoritative Accounting Pronouncements
     -------------------------------------------

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying accounting principles generally accepted in the United States to revenue recognition in financial statements and is effective in the fourth quarter of all fiscal years beginning after December 15, 1999. During 2000, the Company currently did not have revenues, so the implementation of SAB 101 did not have an impact on the Company's operating results.

  In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN 44 is effective for transactions occurring after July 1, 2000. The application of FIN 44 did not have an impact on the Company's financial statements.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

  10. Use of Estimates
      ----------------

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE D - MANAGEMENT PLANS

The Company is a development stage company as defined under Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business and its planned operations have not commenced and, accordingly, no operating revenues have been derived to date. The Company has incurred recurring losses from operations and has a total accumulated development stage deficit of $2,677,103 at December 31, 2000. The development of the Company's technology and products will not require a commitment of substantial funds, but will require some capital for new versions of the technology as new partners are introduced.

As of December 31, 2000, the Company raised a total of $ 4,064,100 in equity and debt financings. The entire amount of the debt financings were subsequently converted into equity.

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

Additionally, the Company plans to raise the capital required to sustain operations and seek potential acquisitions to complement its business strategy. The Company is currently in discussions with several groups regarding funding, and expects to close one or more transactions in the near future.

In addition to sustaining its operations, the Company intends to raise additional capital required to acquire business operations and assets consistent with its business strategy. It is the Company's strategy to acquire systems integrators perceived as profitable or as producing sufficient revenues, which acquisition would enable the Company to capitalize on the long-standing, entrenched customer relationships of the acquired business as well as increased geographic diversification. Management believes that most of these systems integrators typically only supply a portion of the IT solutions required by their customers. By leveraging these acquisitions, and taking advantage of synergies and perceived cost savings, it is the Company's intention to use its existing technology and strategic partnerships to capture a share of the remaining IT solution needs of such customers and realize increased gross margins.

In February 2001, the Company completed an acquisition of the assets of Right! Systems, Inc. Boise, Idaho Technology Resale Business.

                                iJoin Systems, Inc.
                           (a development stage company)

                           NOTES TO FINANCIAL STATEMENTS

                                 December 31, 2000



NOTE E - PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 2000, consists of the following:

          Computer and office equipment          $ 206,614
          Internally developed software            254,478
          Leasehold improvements                    23,177
          Office furniture                          14,958
                                                ------------

          Total property and equipment             499,227

          Less accumulated depreciation and         20,250
          amortization
                                                ------------

                                                 $ 478,977
                                                ============


NOTE F - CONVERTIBLE NOTE PAYABLE

  On June 5, 2000, the Company entered into a convertible loan agreement with V.C. Advantage Limited Partnership and Thomson Kernaghan & Co. Limited (Holder) collateralized by substantially all of the Company's assets in the amount of $1,000,000. The note, which is convertible into shares of common stock at $1.00 per share, was due on September 5, 2000, and bears an interest rate of 10% per year. In connection with the note payable, the Holder of the note received 60,000 warrants to purchase common stock at $1.00 per share. The fair value of the warrants were determined using the Black Scholes option pricing model resulting in a discount on the note of $77,908, which was fully amortized in 2000. The warrants may be exercised at any time until payment in full of the principal amount of the note plus accrued interest. As of December 31, 2000, the Company owed the principal amount plus accrued interest of $56,944.

  On February 6, 2001, the Holder converted the entire amount of principal and accrued interest, totaling $1,065,602, into 213,121 shares of common stock; accordingly, the note is presented as long-term in the financial statements as of December 31, 2000. As an incentive to convert, the Company gave the Holder 40,000 additional shares of common stock which will result in $254,000 of additional interest expense, which represents the fair value of the common stock issued.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE G - COMMITMENTS

  The Company currently leases office space and equipment for its operations under three noncancelable operating leases. The office space lease includes an amendment that decreases the price to exclude utilities and maintenance beginning in May 2001. The leases expire at various times through April 2005. Rent expense for the period ended December 31, 2000, totaled approximately $75,000.

  As of December 31, 2000, the minimum future rental payments under the lease agreements are as follows:

                  Year ending December 31,
                  ------------------------

                          2001               $135,400
                          2002                139,700
                          2003                 62,600
                          2004                  3,000
                          2005                    100
                                           ----------

                                             $340,800
                                           ==========

NOTE H - INCOME TAXES

  The Company accounts for income taxes using the asset and liability method under which deferred tax assets, including the tax benefit from net operating loss carryforwards, and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. A valuation allowance has been established for the full amount of the deferred tax assets due to the uncertainty of realizing the benefits of the net deferred tax assets.

  At December 31, 2000, the Company had net operating loss carryforwards of approximately $2,550,000, which may be used to offset future taxable income. Should certain changes in the Company's ownership occur, there could be a limitation on the utilization of its net operating loss carryforwards as defined under section 382 of the Internal Revenue Code. The Company's net operating carryforward expires in 2020.

  The effective rate differs from the federal statutory rate due to the provision of a valuation allowance and certain nondeductible entertainment expenses.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE H - INCOME TAXES - Continued

  The Company's net deferred tax assets (liabilities) consist of the following at December 31, 2000:

           Net operating loss carryforwards        $ 841,000
           Stock-based compensation                   24,000
           Accrued vacation                            6,000
           Depreciation                               (5,000)
                                                  ------------
           Net deferred tax assets                   866,000
           Less valuation allowance                 (866,000)
                                                  ------------

           Net deferred tax asset                 $      -
                                                  ============


NOTE I - STOCK OPTIONS

Effective January 6, 2000, the Board of Directors (Board) adopted a combined stock option plan (Plan) which provides for the issuance of incentive and nonstatutory common stock options to employees, directors and consultants of the Company. While options totaling 772,000 were committed to under employment plans, no shares were granted to under the Plan.

Additionally, as of December 31, 2000, 115,000 options were granted to non-employees outside of the Plan. The stock options were valued using the Black-Scholes option pricing model with the following weighted average assumptions for options granted during the period ended December 31, 2000: risk-free interest rates ranging from 5.85% to 6.77%; an expected life of three years for non-employees; 80% stock price volatility for non-employees; and no dividends over the expected life. Stock compensation expense for professional fees and consulting services totaled $71,458 for 2000.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000




NOTE J - STOCKHOLDERS' EQUITY

  Convertible Preferred Stock
  ---------------------------

  The Company had issued three series of convertible preferred stock (Series A, Series B, and Series C, collectively referred to as preferred stock) through three private offerings. In January 2000, the Company issued 4,000,000 shares of Series A convertible preferred stock at a price of $.01 per share. In February 2000, the Company issued 1,500,000 shares of Series B convertible preferred stock at a price of $.50 per share. In June 2000, the Company issued 2,274,000 shares of Series C convertible preferred stock at a price of $1.00 per share. In conjunction with the recapitalization as discussed in note B,
  (i) Series A and C preferred stock were converted into comon shares of iJoin and then exchanged for common stock of Tech and (ii) Series B preferred stock was exchanged for Tech's preferred stock.

  Common Stock Warrants
  ---------------------
  During 2000, the Company issued warrants in conjunction with the sale of preferred stock for 586,440 shares of common stock at a weighted average exercise price of $0.60 per share to various existing shareholders and officers. The warrants expire one to five years from date of issuance, beginning in June 2001. No warrants were exercised during 2000.

                               iJoin Systems, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE K - RELATED PARTY TRANSACTIONS

  As of December 31, 2000, the Company accrued $113,367 for financing and consulting services rendered by a shareholder, which was expensed in 2000. On June 28, 2000, the Company entered into a promissory note with an officer of the Company totaling $99,900 for the sale and purchase of shares of Series C preferred stock. The promissory note was due in December 2000 and is included in subscription receivable in the financial statements as of December 31, 2000. In July 2001, the Company rescinded the sale and purchase whereby the note was forgiven and the shares reversed back to the Company. In addition, accounts payable at December 31, 2000, included $11,254 payable to an officer of the Company.


NOTE L - SUBSEQUENT EVENTS

  Promissory Notes
  ----------------
  On February 1, 2001, the Company signed a promissory note with a third party in the amount of $200,000. Also on February 1, 2001, the Company signed a promissory note with a shareholder in the amount of $150,000. The notes have no stated interest rate and mature on December 31, 2002.

  Acquisition of Right! Systems Boise Technology Resale Business
  --------------------------------------------------------------
  On February 7, 2001, the Company acquired certain assets and assumed certain liabilities of the Idaho operations of Right! Systems, Inc. for a purchase price of $1,012,307. Consideration paid included $312,307 in cash and 1,300,000 shares of the Company's Series C convertible preferred stock. Net assets acquired consisted primarily of inventory, other current assets, property and equipment and accrued liabilities. The transaction was accounted for under the purchase method of accounting.

  The following table reflects the pro forma consolidated results of operations of the acquisition of the Right! Systems assets if it had occurred January 1, 2000.

     Revenues              $   10,065,919
     Net loss              $   (3,254,693)
     Loss per share        $        (0.63)

  Stock Options Plan
  ------------------

Stock Options Plan

In connection with the Tech Acquisition, the Company granted options to employees with exercise prices below the market value of the Company's stock. Accordingly, the Company will recognize a stock compensation expense of approximately $840,000 and deferred compensation of approximately $1,830,000 to be recognized in future service periods.

                               iJoin Systems, Inc.

                           CONSOLIDATED BALANCE SHEET

                                 March 31, 2001
                                   (unaudited)



                                     ASSETS

Current assets
  Cash                                                       $    14,760
  Accounts receivable                                            363,458
  Related party receivable                                        76,671
  Finished goods inventory                                       117,707
  Prepaid expenses                                               302,166
  Other current assets                                             7,526
                                                            ------------

      Total current assets                                       882,288

Property and equipment, net                                      640,918

Other assets
  Goodwill, net                                                  731,304
  Other                                                           42,201
                                                            ------------

      Total assets                                          $  2,296,711
                                                            ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                          $    667,926
  Accrued liabilities                                            120,847
  Deferred revenue                                                14,269
  Shareholder loans                                              150,000
  Note payable                                                   200,000
                                                            ------------

      Total current liabilities                                1,153,042

Stockholders' equity
  Preferred stock, $0.0001 par value - authorized,
  10,000,000 shares, liquidation value $750,000                       30
  Common stock, $0.0001 par value - authorized,
  40,000,000 shares                                                  589
  Additional paid-in capital                                   5,230,043
  Subscription receivable                                       (139,900)
  Accumulated deficit                                         (3,947,093)
                                                            ------------
      Total stockholders' equity                               1,143,669
                                                            ------------

      Total liabilities and stockholders' equity           $   2,296,711
                                                           ==============

The accompanying notes are an integral part of this financial statement.

                               iJoin Systems, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                       Three month period ended March 31,
                                   (unaudited)



                                                      2001             2000
                                                 ------------        -----------
                                                                   (Development
                                                                      Stage
                                                                     Company)

Net sales                                        $   484,044         $       -
Cost of sales                                        316,209                 -
                                                 ------------        -----------

  Gross profit                                       167,835                 -

Operating expenses
  Selling and marketing                              110,971               700
  Research and development                             1,910            32,521
  General and administrative                       1,065,659            11,645
                                                 ------------        -----------

      Total operating expenses                     1,178,540            44,866
                                                 ------------        -----------

      Loss from operations                        (1,010,705)           (44,866)

Other income (expense)
  Interest                                          (262,944)                -
  Other                                                3,659             1,248
                                                 ------------        -----------

      Net loss                                   $(1,269,990)        $  (43,618)
                                                 ============        ===========

      Net loss per share - basic and dilutive    $     (0.22)        $    (0.01)
                                                 ============        ===========







The accompanying notes are an integral part of these financial statements.



                                                         iJoin Systems, Inc.

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                  Three months ended March 31, 2001
                                                             (unaudited)




                                                                               Additional
                                       Preferred stock      Common stock        paid-in    Subscription  Accumulated
                                      -----------------   ------------------
                                      Shares     Amount   Shares      Amount    capital    Receivable      Deficit         Total
                                      ------     ------   ------      ------    -------    ----------      -------         -----

Balance at January 1, 2001
(development stage company)          $300,000  $     30  $5,384,820   $  538   $3,222,799   $(284,400)   $ (2,677,103)   $  261,864


Conversion of note payable to
common stock                                -         -     213,121       21    1,065,581           -               -     1,065,602

Conversion of note payable to
common stock                                -         -      40,000        4      253,996           -               -       254,000


Common stock issued for purchase of
Right! Systems Boise assets                 -         -     260,000       26      687,667           -               -       687,693


Proceeds received for stock subscription
receivable                                  -         -           -        -            -     144,500               -       144,500


Net loss                                    -         -           -        -            -           -      (1,269,990)   (1,269,990)
                                     --------  --------  ----------   ------   ----------   ---------    ------------   ------------

Balance at March 31, 2001             300,000  $     30   5,897,941   $  589   $5,230,043   $(139,900)   $ (3,947,093)  $  1,143,669
                                     ========  ========   =========   ======   ==========   =========    ============   ============





The accompanying notes are an integral part of this financial statement.



                                                   iJoin Systems, Inc.

                                          CONSOLIDATED STATEMENT OF CASH FLOWS

                                           Three month period ended March 31,
                                                       (unaudited)

Increase (decrease) in cash                                                           2001          2000
                                                                                   -----------   ----------
                                                                                                (Development
                                                                                                Stage Company)
Cash flows from operating activities
 Net loss                                                                         $(1,269,990)  $   (43,618)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation and amortization                                                       57,664             -
   Common stock issued for interest expense                                           254,000             -
   Changes in operating assets and liabilities:
     Accounts receivable and related party receivable                                (440,129)            -
     Other current assets                                                             313,995             -
     Finished goods inventory                                                          (9,876)            -
     Prepaid expenses                                                                  39,142             -
     Accounts payable                                                                 345,509           699
     Accrued liabilities                                                              (46,746)            -
     Deferred revenue                                                                  14,269             -
                                                                                   -----------   ----------

         Net cash used in operating activities                                       (742,162)      (42,919)

Cash flows from investing activities
 Cash paid for assets of Right! Systems' Boise TRB assets                            (312,307)            -
 Purchases of property and equipment                                                  (10,528)            -
                                                                                   -----------   ----------

         Net cash used in investing activities                                       (322,835)            -

Cash flows from financing activities
 Proceeds from notes payable                                                           200,000            -
 Proceeds from shareholder loans                                                       150,000            -
 Proceeds from sale of common stock                                                          -            1
 Net proceeds from issuance of preferred stock                                         144,500      950,000
                                                                                   -----------   ----------

         Net cash provided by financing activities                                     494,500      950,001
                                                                                   -----------   ----------

 Net decrease in cash                                                                 (570,497)     907,082

 Cash at beginning of period                                                           585,257            -
                                                                                   -----------   ----------

 Cash at end of period                                                             $    14,760   $  907,082
                                                                                   ===========   ==========

Supplemental non-cash investing and financing activities:
 Issuance of preferred stock for purchase of Right! Systems' Boise TRB assets      $   687,693
 Conversion of note payable and accrued interest to common stock                   $ 1,065,602



The accompanying notes are an integral part of this financial statement.

                               iJoin Systems, Inc.

          NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 2001
                                   (unaudited)



The unaudited interim financial statements of iJoin Systems, Inc. (Company) as of March 31, 2001, and for each of the three-month periods ended March 31, 2001 and 2000, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2001. The accompanying unaudited financial statements and related notes should be read in conjunction with the audited financial statements of the iJoin Systems, Inc., enclosed herein, as of December 31, 2000, and the audited carved-out financials of Right! Systems, Inc. Boise, Idaho Technology Resale Business.


Presentation
------------

Effective May 7, 2001, iJoin entered into an Agreement and Plan of Merger (Acquisition) with Tech Creations, Inc. (Tech), a non-operating public company and a wholly-owned subsidiary of Tech. As a result of the Acquisition, all of iJoin's issued and outstanding shares of common and preferred stock, with the exception of Series B preferred stock, were exchanged for Tech's common stock at a 5 to 1 ratio and Tech's name was changed to iJoin Systems, Inc. (Parent). In conjunction with the Acquisition, the then shareholders of iJoin, Inc. appointed all three of the members of the Board of Directors of the Company and the Parent. The new Board of Directors and former management of iJoin, Inc. also assumed control of the operations and management of the resulting company, iJoin Systems, Inc. The Acquisition resulted in the owners and management of iJoin having effective operating control of the combined entity.

Under accounting principles generally accepted in the United States of America, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by iJoin for the net monetary assets of Tech accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Tech, are those of the "legal acquiree" (iJoin), meaning the accounting acquirer.

Accordingly, the financial statements of Tech as of and for the three-months ended March 31, 2001, are the historical financial statements of iJoin and have been adjusted for the share exchange contained in the Agreement and Plan of Merger as follows:

     1. Every five shares of iJoin common and preferred stock, excluding 1,500,000 shares of Series B preferred stock, issued and outstanding was automatically converted into the right to receive one share of Tech common stock. The 1,500,000 shares of Series B preferred stock were exchanged for 300,000 shares of preferred stock of Tech. The common stock and preferred stock exchanged, in addition to the existing Tech shares outstanding, collectively resulted in the recapitalization of the Company.

     2. Loss per share calculations include the Company's change in capital structure for all periods presented.

                               iJoin Systems, Inc.

          NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 2001
                                   (unaudited)


On February 7, 2001, the Company acquired certain assets and assumed certain liabilities of the Idaho operations of Right! Systems, Inc. (Boise TRB) for a purchase price of $1,012,307. Consideration paid included $312,307 in cash and 1,300,000 shares of the Company's Series C convertible preferred stock. Net assets acquired consisted primarily of inventory, other current assets, property and equipment and accrued liabilities. The transaction was accounted for under the purchase method of accounting. The accompanying statement of operations for the three-month period ended March 31, 2001 includes the results of operations of Boise TRB as of February 6, 2001.

As a result of the acquisition of the assets of Right! Systems, Inc. Boise, Idaho Technology Resale Business, the Company is no longer considered a development stage company. The Statement of Operations for the three months ended March 31, 2001 includes the operations of Right! Systems, Inc. Boise, Idaho Technology Resale Business beginning on the acquisition date of February 6, 2001. Goodwill representing the excess of cost over the fair value of net assets acquired is being amortized over its estimated useful life of 10 years.

2.    Revenue Recognition
-------------------------

Revenue is derived from the resale of computer hardware, installation and configuration of systems to end-users. Revenue from the sale of each system is recognized upon delivery of the product if remaining vendor obligations are insignificant and collection of the resulting receivable is probable, otherwise revenue from such systems is deferred until such time as vendor obligations are met and collection is reasonably assured.

In conjunction with the acquisition, the Company entered into an agreement with Right! Systems, Inc. of Olympia, Washington (Right! Systems), whereby Right! Systems is processing a portion of the Company's sales and purchases of inventory for resale on behalf of the Company. Upon completion of the transaction by Right! Systems, the gross margin of the transaction, less a percentage kept by Right! Systems, is remitted to the Company and recorded as revenue.

3.    Accounts Receivable
----------------------

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. Should amounts become uncollectible, they will be charged to operations when that determination is made.

4.    Inventories
-----------------

Inventory is valued at the lower of cost or market utilizing the first-in, first-out (FIFO) cost basis. Inventory consists primarily of computer hardware and parts.

5.    Loss Per Share
--------------------

Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding for the three-month periods ended March 31, 2001 and 2000 was 5,686,991 and 4,846,686, respectively. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. At March 31, 2001 and 2000, there were 780,440 and 220,000, respectively, shares of potentially issueable common stock.

                                    iJoin Systems, Inc.

                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        (unaudited)



                                                       Year ended
                                 ---------------------------------------------------------
                                 December 31,    September 30,                December 31,
                                   2000             2000                          2000
                                 iJoin Systems     Boise TRB    Adjustments     Pro Forma
                                 -------------   ------------   -----------   ------------

Net sales                        $         -     $ 10,065,919   $         -   $ 10,065,919
Cost of sales                              -        8,855,749             -      8,855,749
                                 -----------     ------------   -----------   ------------

Gross profit                               -        1,210,170             -      1,210,170

Operating expenses
Selling and marketing                123,179          469,255             -        592,434
Research and development              82,105               -              -         82,105
General and administrative         2,224,545        1,234,131        61,200(b)   3,519,876
                                 -----------     ------------   -----------    ------------

Total operating expenses           2,429,829        1,703,386        61,200      4,194,415
                                 -----------     ------------   -----------    ------------

Loss from operations              (2,429,829)        (493,216)      (61,200)    (2,984,245)

Other expenses
Interest                            (134,852)         (60,684)            -       (195,536)
Other                                 30,793          (23,690)            -          7,103
                                 -----------     ------------   -----------    ------------

Net loss                        $ (2,533,888)     $  (577,590)      (61,200)    (3,172,678)
                                =============     ============      ========   ============
Net loss per share - basic
and dilutive                    $      (0.49)                                  $     (0.61)
                                =============                                  ============






The accompanying notes are an integral part of this financial statement.

                                    iJoin Systems, Inc.


                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        (unaudited)




                                                   Three months ended
                                    March 31,     December 31,                 March 31,
                                      2001           2000                        2001
                                 iJoin Systems     Boise TRB   Adjustments     Pro Forma
                                 -------------     ---------   -----------     ---------


Net sales                       $        --    $ 1,847,762             --    $ 1,847,762
Cost of sales                            --      1,601,409             --      1,601,409
                                ------------     ---------     -----------   -----------
   Gross profit                          --        246,353             --        246,353

Operating expenses
   Selling and marketing             44,382         97,227             --        141,609
   Research and development           1,910             --             --             --
   General and administrative       861,065        277,724          3,000(a)   1,141,789
                                ------------     ---------     -----------   -----------

Total operating expenses            907,357        374,951          3,000      1,283,398
                                ------------     ---------     -----------   -----------

Loss from operations               (907,357)      (128,598)        (3,000)    (1,037,045)

Other expenses
   Interest                        (262,658)       (20,710)            --       (283,368)
   Other                              3,689         (2,353)            --          1,336
                                ------------     ---------     -----------   -----------

Net loss                        $(1,166,326)    $ (151,661)    $   (3,000)   $(1,319,077)
                                ============     ==========    ===========   ===========

Net loss per share-basic
and dilutive                    $     (0.21)                                 $     (0.23)
                                ============                                 ===========




The accompanying notes are an integral part of this financial statement.

                               iJoin Systems, Inc.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)



The following unaudited pro forma condensed consolidated financial information for iJoin Systems, Inc., (Company) gives effect to the acquisition of Right! Systems, Inc.'s Boise, Idaho Technology Resale Business (Boise TRB) on February 6, 2001 by the Company's wholly-owned subsidiary, iJoin, Inc. (iJoin). On May 7, 2001, iJoin also completed a reverse merger transaction with Tech
Creations, Inc. (Tech). The results of operations of Tech have been omitted from the pro forma financial information as its assets and net loss are less than $1,000. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000, give pro forma effect to the acquisition of Boise TRB by iJoin as if the acquisition and related transactions had occurred on January 1, 2000. The pro forma consolidated balance sheet as of March 31, 2001 has been omitted as the acquisition of Boise TRB is reflected in the unaudited interim balance sheet of iJoin Systems, Inc. as of March 31, 2001. The adjustments relating to the acquisition, and other adjustments are described in the pro forma adjustments note below.

iJoin Systems, Inc.'s fiscal year comprises nearly twelve calendar months beginning on January 6, 2000 (inception) and concluding on December 31, 2000. Boise TRB's fiscal year end began on October 1, 1999 and concluded on September 30, 2000. iJoin Systems. Inc.'s interim period comprises of three months beginning January 1, 2001 and concluding on March 31, 2001 and Boise TRB's interim period comprises of three months beginning October 1, 2000 and concluding on December 31, 2000. This unaudited pro forma condensed consolidated financial information combines similar periods for the purposes of this filing.

Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding as of December 31, 2000 and March 31, 2001 was 5,171,972 and 5,686,991, respectively. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. At December 31, 2000 and March 31, 2001, there were 1,327,740 and 1,386,740, respectively, shares of potentially issueable common stock.

The unaudited pro forma condensed consolidated financial information does not purport to represent the results of operations or the financial position of the Company that would have resulted had the acquisition been consummated as of the date or for the period indicated. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements of iJoin Systems, Inc. and the financial statements of Boise TRB and should be read in conjunction with those financial statements and notes thereto. The pro forma adjustments are based on purchase accounting adjustments that were determined in accordance with the purchase accounting provisions of Accounting Principles Board Opinion (APB) No. 16, Business Combinations, and related pronouncements.

The unaudited pro forma adjustments do not include certain material charges or credits and related tax effects, which result directly from the foregoing acquisition and reverse merger transactions and will be included in the operations of the Company during the year subsequent to these transactions. These charges or credits include, but are not limited to, the following:

     o A portion of revenue generated from the Boise TRB operations will be recorded at the net amount to be received from Right! Systems, Inc. on certain sales transactions rather than the gross amount, as reflected in the accompanying pro forma condensed consolidated financial statements. The estimated amount of the difference in revenues cannot be estimated at this time.

                               iJoin Systems, Inc.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)



     o In connection with the Tech Acquisition, the Company granted options to employees with exercise prices below the market value of the Company's stock. Accordingly, the Company will recognize a stock compensation expense of approximately $840,000 and deferred compensation of approximately $1,830,000 to be recognized in future service periods.



     o In connection with the reverse acquisition, the Company charged to expense $260,000 representing the remaining unamortized amount of the prepaid consulting expense. The Company determined that the consulting company had fulfilled its service obligation upon the completion of the reverse acquisition transaction.


PRO FORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma condensed statements of operations for the year ended December 31, 2000 and three-month period ended March 31, 2001, are as follows:

    (a) Represents the amortization of three months of goodwill capitalized with an estimated life of ten years, less amortization of goodwill totaling approximately $3,200 recorded on Boise TRB prior to the acquisition. Amounts shown represent the fair value of intangible assets acquired at the date of acquisition that are capitalized in accordance with APB 16 and related pronouncements.

    (b) Represents the amortization of twelve months of goodwill capitalized with an estimated life of ten years, less amortization of goodwill totaling approximately $12,800 recorded on Boise TRB prior to the acquisition. Amounts shown represent the estimated fair value of intangible assets acquired at the date of acquisition that are capitalized in accordance with APB 16 and related pronouncements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 20, 2001              iJoin Systems, Inc.


                                  By: _/s/ Raj Kapoor_________

                                  Name:   Raj Kapoor
                                  Title:  Vice President, Finance and Operations
                                          (duly authorized officer)